Exhibit 99.1

Rapid Micro Biosystems Reports Fourth Quarter and Full Year 2021 Financial Results and Reaffirms Full Year 2022 Guidance

Reports fourth quarter 2021 total revenue of $5.2 million and commercial revenue of $4.9 million

Reports full year 2021 total revenue of $23.2 million and commercial revenue of $21.6 million

Reaffirms full year 2022 commercial revenue outlook range of $27 million to $32 million, representing growth of approximately 25% to 50%

LOWELL, Mass., March 4, 2022 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights

●	Full year commercial revenue (combined product and service) was $21.6 million, representing growth of 54%
●	Full year recurring commercial revenue was $7.8 million, representing growth of 100%
●	Increased cumulative customer systems to 116 placed systems and 84 validated systems
●	As of December 31, 2021, the Company had cash, cash equivalents and investments of $203.5 million
●	Fourth quarter recurring commercial revenue was $2.3 million, representing growth of 91%
●	Appointed Inese Lowenstein to its Board of Directors. Ms. Lowenstein has held leadership positions at Danaher Corporation, Merck KGaA and EMD Millipore.

“We delivered a strong 2021 with commercial revenue growth of 54%, including recurring revenue growth of 100%,” said Robert Spignesi, President and Chief Executive Officer.  “Looking forward, our strong balance sheet positions us well to execute against our priorities which include expanding our global commercial team and enhancing their capabilities, developing and launching new products and investing in global manufacturing.”

Full Year Financial Results

Total revenue for the full year was $23.2 million in 2021, compared to $16.1 million in 2020. A breakdown of full year revenue follows:

●	Commercial revenue (combined product and service revenue) was $21.6 million, compared to $14.1 million in 2020, representing growth of 54%
●	Recurring commercial revenue was $7.8 million, compared to $3.9 million in 2020, representing growth of 100%
●	Non-commercial revenue related to the Company’s contract with the U.S. Biomedical Advanced Research and Development Authority (“BARDA”), under which the Company is developing a consumable for rapid sterility testing on its Growth Direct platform, was $1.6 million, compared to $2.0 million in 2020
●	Placed 29 new systems and completed validation of 33 customer systems

Total cost of commercial revenue was $29.4 million in 2021, compared to $22.0 million in 2020, representing an increase of 33%. The increase was primarily driven by a higher volume of Growth Direct systems and consumables sold as well as higher personnel-related costs to support increased service activity.

Total operating expenses were $39.5 million in 2021, compared to $22.5 million in 2020. The increase was largely due to higher employee-related costs due to increased investment in commercial and product development as well as higher general and administrative expenses incurred to operate as a publicly traded company.

Net loss was ($73.5) million in 2021, compared to ($37.1) million in 2020. The increase in net loss was due to higher operating expenses and a $19.6 million charge to adjust the fair value of the Company’s outstanding preferred stock warrants to reflect the initial public offering (“IPO”) price. Net loss per share attributable to common shareholders was ($3.94) in 2021, compared to ($126.11) in 2020. The number of weighted-average common shares outstanding in the third and fourth quarters this year was materially higher than the comparable periods last year because of the conversion of outstanding preferred stock to common stock in connection with the Company’s IPO in July 2021. This difference accounts for a substantial portion of the decrease in net loss per share between the periods.

Cash, cash equivalents and investments were approximately $203.5 million and the Company had no debt outstanding as of December 31, 2021.

Fourth Quarter Financial Results

Total revenue for the fourth quarter of 2021 was $5.2 million, compared to $5.2 million in the fourth quarter of 2020. A breakdown of fourth quarter revenue follows:

●	Commercial revenue (combined product and service revenue) was $4.9 million, compared to $5.1 million in the fourth quarter of 2020
●	Recurring commercial revenue was $2.3 million, compared to $1.2 million in the fourth quarter of 2020
●	Non-commercial revenue related to the Company’s contract with BARDA was $0.4 million, compared to $0.1 million in the fourth quarter of 2020
●	Placed 3 new systems and completed validation of 16 customer systems

Total cost of commercial revenue was $7.5 million in the fourth quarter of 2021, compared to $8.0 million in the fourth quarter of 2020, representing a decrease of 7%. The decrease was largely due to lower system sales volume partially offset by higher consumables sales volume.

Total operating expenses were $12.0 million in the fourth quarter of 2021, compared to $6.6 million in the fourth quarter of 2020. The increase was largely due to higher employee-related costs due to increased investment in commercial and product development as well as higher general and administrative expenses incurred to operate as a publicly traded company.

Net loss for the fourth quarter of 2021 was ($14.6) million, compared to ($11.3) million in 2020. The increase in net loss was primarily due to higher operating expenses. Net loss per share attributable to common shareholders for the fourth quarter of 2021 was ($0.35), compared to ($36.66) in 2020. The number of weighted-average common shares outstanding in the fourth quarter this year was materially higher than the fourth quarter last year because of the conversion of outstanding preferred stock to common stock in connection with the Company’s IPO in July 2021. This difference accounts for a substantial portion of the decrease in net loss per share between the periods.

Full Year 2022 Outlook

The Company is reaffirming its prior full year 2022 outlook for commercial revenue of between $27 million and $32 million, representing growth of approximately 25% to 50%.

Webcast Details

The Company will host a conference call before the market opens today, March 4, 2022, at 8:30 a.m. EST to discuss its fourth quarter and full year 2021 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the company on Twitter at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements relating to the Company’s full year 2022 commercial revenue outlook range and expected future revenue and growth; acceleration of growth initiatives including expanding our global commercial team and enhancing their capabilities, developing and launching new products and investing in global manufacturing; customer interest in and adoption of the Company's Growth Direct microbial quality control platform; and the timing and impact of the anticipated completion of the Company’s contract with BARDA.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of the pandemic related to COVID-19 and its variants on our business and operations, including placements and validation of new systems; our significant losses since inception; our need to raise additional capital to fund our existing operations; risks related to our revenue historically being primarily generated from sales of our Growth Direct platform, proprietary consumables and laboratory information management system connection software; our ability to manage our future growth effectively; our limited experience in marketing and sales; our need to develop new products and adapt to technological changes; our ability to establish and maintain our position as a leading provider of automated microbial quality control testing; our ability to maintain our manufacturing facility; risks related to third-parties; our ability to retain key management and other employees; risks related to regulatory matters; risks related to our intellectual property; risks related to supply chain disruptions and the impact of inflation; and the other important factors outlined under the caption “Risk Factors” in our prospectus filed July 12, 2021, with the Securities and Exchange Commission (“SEC”)  pursuant to Rule 424(b), as such factors may be updated from time to time in our other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of our website at https://investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact:

Michael Beaulieu, CFA

Vice President, Investor Relations and Corporate Communications

investors@rapidmicrobio.com

Media Contact:

media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue:
Product revenue	$2,882	$4,071	$15,512	$10,992
Service revenue	1,973	1,031	6,125	3,091
Non-commercial revenue	353	136	1,595	1,994
Total revenue	5,208	5,238	23,232	16,077
Costs and operating expenses:
Cost of product revenue	5,534	7,098	23,434	18,642
Cost of service revenue	1,925	908	5,922	3,386
Cost of non-commercial revenue	335	388	1,617	2,120
Research and development	2,855	1,625	9,781	6,531
Sales and marketing	3,355	1,813	11,815	5,962
General and administrative	5,760	3,121	17,895	9,976
Total costs and operating expenses	19,764	14,953	70,464	46,617
Loss from operations	(14,556)	(9,715)	(47,232)	(30,540)
Other income (expense):
Interest expense	(19)	(984)	(2,650)	(3,447)
Change in fair value of preferred stock warrant liability	—	(618)	(19,643)	(69)
Loss on extinguishment of debt	—	—	(3,100)	(2,910)
Other income (expense)	4	(2)	(808)	22
Total other expense, net	(15)	(1,604)	(26,201)	(6,404)
Loss before income taxes	(14,571)	(11,319)	(73,433)	(36,944)
Income tax expense	34	20	91	134
Net loss	(14,605)	(11,339)	(73,524)	(37,078)
Accretion of redeemable convertible preferred stock to redemption value	—	(863)	(1,761)	(3,745)
Cumulative redeemable convertible preferred stock dividends	—	(1,411)	(2,747)	(4,398)
Net loss attributable to common stockholders — basic and diluted	$(14,605)	$(13,613)	$(78,032)	$(45,221)
Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.35)	$(36.66)	$(3.94)	$(126.11)
Weighted average common shares outstanding — basic and diluted	41,858,094	371,354	19,783,539	358,582

RAPID MICRO BIOSYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$178,387	$30,079
Short-term investments	15,110	14,998
Accounts receivable	5,005	4,988
Inventory	15,671	8,965
Prepaid expenses and other current assets	3,951	3,120
Total current assets	218,124	62,150
Property and equipment, net	11,304	7,052
Long-term investments	9,966	—
Other long-term assets	1,491	695
Restricted cash	284	100
Total assets	$241,169	$69,997
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,944	$4,468
Accrued expenses and other current liabilities	10,917	6,654
Deferred revenue	3,305	4,423
Total current liabilities	18,166	15,545
Preferred stock warrant liability	—	4,117
Notes payable, net of unamortized discount	—	24,810
Deferred rent, long term	813	705
Other long-term liabilities	1,210	—
Total liabilities	20,189	45,177
Redeemable convertible preferred stock	—	151,826
Total stockholders’ equity (deficit)	220,980	(127,006)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$241,169	$69,997

RAPID MICRO BIOSYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(73,524)	$(37,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,529	1,509
Stock-based compensation expense	1,843	533
Change in fair value of preferred stock warrant liability	19,643	69
Provision recorded for inventory	60	154
Noncash interest expense	390	2,023
Gain on disposal of property and equipment	(18)	—
Accretion on investments	(3)	—
Loss on extinguishment of debt	3,100	2,910
Other, net	14	(17)
Changes in operating assets and liabilities
Accounts receivable	(17)	(1,361)
Inventory	(6,766)	(3,367)
Prepaid expenses and other current assets	(1,105)	(1,325)
Other long-term assets	(851)	(363)
Accounts payable	(524)	978
Accrued expenses and other current liabilities	2,305	1,775
Deferred revenue	(1,117)	2,542
Deferred rent, long term	107	22
Other long-term liabilities	(30)	—
Net cash used in operating activities	(54,964)	(30,996)

Cash flows from investing activities:
Purchases of property and equipment	(3,217)	(690)
Proceeds from sale of property and equipment	20	—
Purchases of investments	(25,092)	(24,980)
Maturity of investments	15,000	10,000
Net cash used in investing activities	(13,289)	(15,670)

Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	79,743	49,935
Proceeds from issuance of Class A common stock upon stock option exercise	403	72
Proceeds from issuance of restricted Class A stock award	523	—
Proceeds from initial public offering of Class A and Class B common stock, net of issuance costs	164,100	—
Proceeds from exercise of Class A common stock warrants	13	—
Payments on capital lease obligations	(12)	—
Proceeds from issuance of convertible notes, net of issuance costs	—	9,500
Proceeds from issuance of notes payable, net of issuance costs	—	25,000
Payments of debt issuance costs	—	(875)
Repayment of term loans	(26,159)	(18,000)
Payment of debt extinguishment fees	(1,866)	(1,398)
Net cash provided by financing activities	216,745	64,234
Net increase in cash, cash equivalents and restricted cash	148,492	17,568
Cash, cash equivalents and restricted cash at beginning of period	30,179	12,611
Cash, cash equivalents and restricted cash at end of period	$178,671	$30,179